Exhibit 3.2

This space reserved for office use.

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: See instructions
Certificate of Amendment

Entity Information

The name of the filing entity is:

Geo JS Tech Group Corp

State the name of the entity as currently  shown in the records of the secretary of state.  If the amendment  changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriateentity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801255229
The date of formation of the entity is: 04/13/2010

Amendments

1. Amended  Name
(If the purpose of the certificateof amendmentis to change the name of the entity, use the following statement)

The amendment  changes the certificate of formation to change the article or provision  that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizationaldesignationor accepted abbreviation of such term, as applicable.

2.  Amended Registered Agent/ Registered Office

The  amendment  changes  the  certificate  of formation  to  change  the  article  or provision  stating  the name  of the  registered  agent  and the  registered  office  address  of the  filing  entity.    The  article  or provision is amended to read as follows:

Form 424

Registered  Agent

(Complete  either A or B, but not both. Also complete C.)

☒  A.  The registered agent is an organization (cannot  be entity named above)  by the name of:

EdwardMui

OR
☐ B. The registered agent is an individual resident of the state whose name is:

First Name                                                                  MI.                             Last Name                                                                           Suffix

The person  executing  this instrument  affirms that the person  designated  as the new registered  agent has consented to serve as registered agent.

C.  The business address of the registered agent and the registered office address is:

6360 Corporate Drive	Houston	TX	77036
Street Address (No P.D. Box)	City	State	Zip Code

3.  Other  Added,  Altered,  or Deleted  Provisions

Other changes  or additions  to the certificate  of formation  may be made in the space provided  below.  If the space provided is insufficient,  incorporate  the additional  text by providing  an attachment  to this form.  Please read the instructions  to this form for further information  on format.

Text Area (The attached  addendum,  if any, is incorporated  herein  by reference.)

☐Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒Alter each of the following provisions of the certificare of formation.  The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 4 - Please change

1. Number of shares authorized - 500,000,000shares
2. has a par value at .001

☐Delete each of the provisions identified below from the certificate of formation:

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations  Code and by the governing documents of the entity.

Form 424

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document  becomes effective at a later date, which is not more than ninety (90) days from the date of signing.  The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time.  The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

  The undersigned  signs this document subject to the penalties  imposed by law for the submission  of a materially  false or fraudulent  instrument and certifies under penalty of perjury that the undersigned  is authorized  under the provisions of law governing the entity to execute the filing instrument.

Date: 7/26/2012	By:

Signature of authorized person

Jimmy Yee
Printed or typed name of authorized person (see instructions)

Form 424